UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023 (December 14, 2023)

ARLINGTON ASSET INVESTMENT CORP.

(EF Merger Sub Inc., as successor by merger to Arlington Asset Investment Corp.)

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-34374	54-1873198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Avenue
Old Greenwich, Connecticut		06870
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 698-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AAIC	New York Stock Exchange
7.00% Series B Cumulative Perpetual Redeemable Preferred Stock	AAIC PrB	New York Stock Exchange
8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AAIC PrC	New York Stock Exchange
6.000% Senior Notes due 2026	AAIN	New York Stock Exchange
6.75% Senior Notes due 2025	AIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on December 14, 2023 (the “Closing Date”), of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 29, 2023 (the “Merger Agreement”), by and among Arlington Asset Investment Corp., a Virginia corporation (“Arlington”), Ellington Financial Inc., a Delaware corporation (“EFC”), EF Merger Sub Inc., a Virginia corporation and a direct wholly owned subsidiary of EFC (“Merger Sub”), and, solely for the limited purposes set forth in the Merger Agreement, Ellington Financial Management LLC, a Delaware limited liability company (“EFC Manager”). Pursuant to the Merger Agreement, on the Closing Date, Arlington merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation of the Merger. The combined company will continue to operate under the name “Ellington Financial Inc.” and its shares of common stock, $0.001 par value per share (“EFC Common Stock”), will continue to trade on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EFC.” The following events took place in connection with the consummation of the Merger.

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference to this Item 1.01.

Third Supplemental Indenture (2025 Senior Notes)

On the Closing Date, in connection with the consummation of the Merger, Arlington, Merger Sub, EFC, Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee, and The Bank of New York Mellon, as trustee, entered into the Third Supplemental Indenture, dated as of December 14, 2023 (the “2025 Senior Notes Third Supplemental Indenture”) to the Indenture, dated as of May 1, 2013 (the “2025 Senior Notes Base Indenture”), the First Supplemental Indenture, dated as of May 1, 2013 (the “2025 Senior Notes First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of March 18, 2015 (the “2025 Senior Notes Second Supplemental Indenture” and, the 2025 Senior Notes Base Indenture as amended and supplemented by the 2025 Senior Notes First Supplemental Indenture, the 2025 Senior Notes Second Supplemental Indenture and the 2025 Senior Notes Third Supplemental Indenture, the “2025 Senior Notes Indenture”), relating to Arlington’s 6.75% Senior Notes due 2025 (the “2025 Senior Notes”). Pursuant to the 2025 Senior Notes Third Supplemental Indenture, effective upon the consummation of the Merger, among other things, (i) Merger Sub expressly assumed all of Arlington’s obligations under the 2025 Senior Notes Indenture and the 2025 Senior Notes and (ii) EFC guaranteed payment of the principal of, and premium, if any, and interest on the 2025 Senior Notes and all other amounts, if any, due and payable under the 2025 Senior Notes.

The foregoing description of the 2025 Senior Notes Base Indenture, the 2025 Senior Notes First Supplemental Indenture, the 2025 Senior Notes Second Supplemental Indenture, the 2025 Senior Notes Third Supplemental Indenture, the form of 2025 Senior Notes and the transactions contemplated thereby is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the 2025 Senior Notes Base Indenture, the 2025 Senior Notes First Supplemental Indenture, the 2025 Senior Notes Second Supplemental Indenture, the 2025 Senior Notes Third Supplemental Indenture and the form of 2025 Senior Notes, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and are incorporated herein by reference.

Second Supplemental Indenture (2026 Senior Notes)

On the Closing Date, in connection with the consummation of the Merger, Arlington, Merger Sub, EFC and The Bank of New York Mellon, as trustee, entered into the Second Supplemental Indenture, dated as of December 14, 2023 (the “2026 Senior Notes Second Supplemental Indenture”) to the Indenture, dated as of January 10, 2020 (the “2026 Senior Notes Base Indenture”), and the First Supplemental Indenture, dated as of July 15, 2021 (the “2026 Senior Notes First Supplemental Indenture” and, the 2026 Senior Notes Base Indenture as amended and supplemented by the 2026 Senior Notes First Supplemental Indenture and the 2026 Senior Notes Second Supplemental Indenture, the “2026 Senior Notes Indenture”), relating to Arlington’s 6.000% Senior Notes due 2026 (the “2026 Senior Notes”). Pursuant to the 2026 Senior Notes Second Supplemental Indenture, effective upon the consummation of the Merger, among other things, (i) Merger Sub expressly assumed all of Arlington’s obligations under the 2026 Senior Notes Indenture and the 2026 Senior Notes and (ii) EFC guaranteed payment of the principal of, and premium, if any, and interest on the 2026 Senior Notes and all other amounts, if any, due and payable under the 2026 Senior Notes.

The foregoing description of the 2026 Senior Notes Base Indenture, the 2026 Senior Notes First Supplemental Indenture, the 2026 Senior Notes Second Supplemental Indenture, the form of 2026 Senior Notes and the transactions contemplated thereby is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the 2026 Senior Notes Base Indenture, the 2026 Senior Notes First Supplemental Indenture, the 2026 Senior Notes Second Supplemental Indenture and the form of 2026 Senior Notes, which are attached hereto as Exhibits 4.6, 4.7, 4.8 and 4.9, respectively, and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 14, 2023, Arlington and Equiniti Trust Company, LLC (f/k/a American Stock Transfer and Trust Company, LLC) (“Equiniti”), as rights agent, terminated Arlington’s rights agreement, by and between Arlington and Equiniti, dated as of June 5, 2009, as amended (the “Rights Agreement”). In connection with the termination of the Rights Agreement, all of the outstanding preferred share purchase rights issued pursuant to the Rights Agreement were terminated and are no longer outstanding.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.01.

On December 14, 2023, Arlington, EFC, Merger Sub and EFC Manager completed the Merger pursuant to the terms of the Merger Agreement. On the Closing Date, Arlington merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation. As contemplated by the Merger Agreement, the articles of merger were filed with the State Corporation Commission of the Commonwealth of Virginia, and the Merger was effective at 9:00 a.m., Eastern Time, on the Closing Date (the “Effective Time”).

At the Effective Time, each outstanding share of Class A common stock, par value $0.01 per share, of Arlington (“Arlington Common Stock”) (excluding any shares held by EFC or Merger Sub or by any wholly owned subsidiary of EFC, Merger Sub or Arlington (“Cancelled Shares”)) was automatically converted into the right to receive the following (the “Per Share Common Merger Consideration”):

•	from EFC, 0.3619 shares of EFC Common Stock; and

•	from EFC Manager, $0.09 in cash.

No fractional shares of EFC Common Stock were issued in the Merger. Cash will be paid in lieu of any fractional shares of EFC Common Stock that would otherwise have been received as a result of the Merger.

Additionally, at the Effective Time, (a) each share of 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, $0.01 par value per share, of Arlington (the “Arlington Series B Preferred Stock”) issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive one share of newly-designated 7.00% Series D Cumulative Perpetual Redeemable Preferred Stock, $0.001 par value per share, of EFC (the “EFC Series D Preferred Stock”) and (b) each share of 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, of Arlington (the “Arlington Series C Preferred Stock”) issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive one share of newly-designated 8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share, of EFC (the “EFC Series E Preferred Stock”).

Furthermore, effective immediately prior to the Effective Time:

•	all outstanding shares of restricted stock issued under Arlington’s 2021 Long-Term Incentive Plan, 2014 Long-Term Incentive Plan, 2011 Long-Term Incentive Plan or Non-Employee Director Stock Compensation Plan (each, as amended from time to time, an “Arlington Equity Plan”) became fully vested;

•	all outstanding awards of performance restricted stock units (“Performance RSUs”), other than awards of stock price Performance RSUs granted to Arlington’s executive officers (“Stock Price Performance RSUs”), issued under an Arlington Equity Plan became earned and fully vested with respect to (x) the number of shares of Arlington Common Stock subject to such award of Performance RSUs immediately prior to the Effective Time based on the achievement of the applicable performance goals at maximum performance levels, plus (y) the number of shares of Arlington Common Stock attributable to any dividend equivalent rights that had been accrued with respect to such award of Performance RSUs but were unpaid as of immediately prior to the Effective Time;

•	all outstanding Stock Price Performance RSUs issued under an Arlington Equity Plan became earned and fully vested with respect to (x) the number of shares of Arlington Common Stock subject to such award of Stock Price Performance RSUs immediately prior to the Effective Time based on the achievement of the applicable performance goals at the actual level of performance, plus (y) the number of shares of Arlington Common Stock attributable to any dividend equivalent rights that had accrued with respect to such award of Stock Price Performance RSUs but were unpaid as of immediately prior to the Effective Time; and

•	all outstanding awards of deferred stock units issued under an Arlington Equity Plan became fully vested;

and, in each case, all shares of Arlington Common Stock represented thereby became entitled to receive the Per Share Common Merger Consideration.

The issuances of shares of EFC Common Stock, EFC Series D Preferred Stock and EFC Series E Preferred Stock in connection with the Merger were registered under the Securities Act of 1933, as amended, pursuant to EFC’s registration statement on Form S-4 (Registration No. 333-273309), which was declared effective by the SEC on November 2, 2023 (the “Registration Statement”). The proxy statement/prospectus included in the Registration Statement contains additional information regarding the Merger and incorporated by reference additional information regarding the Merger from Current Reports on Form 8-K filed by Arlington and EFC.

Per the terms of the transactions described in the Merger Agreement, approximately 11.0 million shares of EFC Common Stock will be issued in connection with the Merger to former holders of Arlington Common Stock, and former Arlington common stockholders will own approximately 14% of the common equity of EFC as the combined company following the consummation of the Merger.

The foregoing description of the Merger and the other transactions contemplated by the Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to Arlington’s Current Report on Form 8-K filed with the SEC on May 31, 2023, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, Arlington notified the NYSE on the Closing Date that: (i) each share of Arlington Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares, which were automatically canceled and retired and ceased to exist) was cancelled and converted into the right to receive (A) from EFC, 0.3619 newly-issued shares of EFC Common Stock and (B) from EFC Manager, a cash amount equal to $0.09 per share, (ii) each share of Arlington Series B Preferred Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive one share of newly-designated EFC Series D Preferred Stock and (iii) each share of Arlington Series C Preferred Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive one share of newly-designated EFC Series E Preferred Stock. In connection with the foregoing, Arlington requested that the NYSE file with the SEC a notification of removal from listing on Form 25 with respect to each of the Arlington Common Stock, the Arlington Series B Preferred Stock and the Arlington Series C Preferred Stock, in order to effect the delisting of the Arlington Common Stock, Arlington Series B Preferred Stock and Arlington Series C Preferred Stock from the NYSE. Such delistings will result in the termination of the registration of each of the Arlington Common Stock, Arlington Series B Preferred Stock and Arlington Series C Preferred Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Merger Sub, as successor by merger to Arlington, intends to file a Form 15 with the SEC to terminate the registration of the Arlington Common Stock, Arlington Series B Preferred Stock and Arlington Series C Preferred Stock under Section 12(g) of the Exchange Act and to suspend Arlington’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As of the Effective Time, holders of Arlington Common Stock immediately prior to the Effective Time ceased to have any rights as common stockholders of Arlington (other than their right to receive the Per Share Common Merger Consideration from EFC and EFC Manager, or as otherwise provided by the Merger Agreement or by law). As of the Effective Time, (i) holders of Arlington Series B Preferred Stock immediately prior to the Effective Time ceased to have any rights as preferred stockholders of Arlington (other than the right to receive shares of EFC Series D Preferred Stock from EFC or as otherwise provided by the Merger Agreement or by law) and (ii) holders of Arlington Series C Preferred Stock immediately prior to the Effective Time ceased to have any rights as preferred stockholders of Arlington (other than the right to receive shares of EFC Series E Preferred Stock from EFC or as otherwise provided by the Merger Agreement or by law).

The rights of holders of capital stock of EFC are governed by EFC’s Certificate of Incorporation, including the Certificates of Designations, as amended, thereto, and EFC’s Amended and Restated Bylaws. The description of the capital stock of EFC has previously been set forth in the section entitled “Description of EFC Capital Stock” in the proxy statement/prospectus included in the Registration Statement, which section is hereby incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 1.02, Item 2.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

At the Effective Time, pursuant to the Merger Agreement, a change in control of Arlington occurred, and Arlington merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation. In connection with the consummation of the Merger, each share of Arlington Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares) was cancelled and converted into the right to receive the Per Share Common Merger Consideration. EFC and EFC Manager funded the cash portion of the Per Share Common Merger Consideration with cash on hand. In addition, (a) each share of Arlington Series B Preferred Stock issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive one share of newly-designated EFC Series D Preferred Stock and (b) each share of Arlington Series C Preferred Stock issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive one share of newly-designated EFC Series E Preferred Stock.

In the Merger Agreement, EFC agreed to take all necessary corporate action so that upon and after the Effective Time, the size of the board of directors of EFC (the “Board”) would be increased by one member, and Arlington would designate one individual (the “Director Designee”) to serve on the Board until EFC’s 2024 annual meeting of stockholders. On December 14, 2023, EFC, Merger Sub, EFC Manager, Arlington and J. Rock Tonkel, Jr. entered into a letter agreement, pursuant to which (i) Arlington informed EFC, Merger Sub and EFC Manager that Arlington designated Mr. Tonkel as the Director Designee, (ii) the parties to the Merger Agreement and Mr. Tonkel acknowledged their agreement that the Director Designee will not become a member of the Board until the earlier of (a) February 21, 2024 and (b) five business days following the date Mr. Tonkel provides EFC with written notice of his desire to be appointed to the Board, and (iii) Arlington and Mr. Tonkel waived their rights under the Merger Agreement to the extent it required that the Director Designee become a member of the Board prior to the date referenced in the preceding clause (ii).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the Effective Time and in connection with the Merger, each member of the board of directors of Arlington ceased to be a director of Arlington. These directors are Daniel E. Berce, J. Rock Tonkel, Jr., David W. Faeder, Melinda H. McClure, Ralph S. Michael, III and Anthony P. Nader, III. Their respective removals were not a result of any disagreements between Arlington and any of the directors on any matter relating to Arlington’s operations, policies or practices.

At the Effective Time, and in connection with the Merger, each of the executive officers of Arlington were terminated and ceased to be an executive officer of Arlington. These executive officers are J. Rock Tonkel, Jr., Richard Konzmann and Benjamin J. Strickler.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 29, 2023, by and among EFC, Merger Sub, Arlington and, solely for the limited purposes set forth therein, EFC Manager (incorporated by reference to Exhibit 2.1 of Arlington’s Current Report on Form 8-K filed on May 30, 2023).
4.1	Indenture, dated as of May 1, 2013, by and between Arlington and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Arlington’s Current Report on Form 8-K filed on May 1, 2013).
4.2	First Supplemental Indenture, dated as of May 1, 2013, by and between Arlington and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of Arlington’s Current Report on Form 8-K filed on May 1, 2013).
4.3	Second Supplemental Indenture, dated as of March 18, 2015, by and among Arlington, Wells Fargo Bank, National Association, as original trustee, and The Bank of New York Mellon, as series trustee (incorporated by reference to Exhibit 4.3 to Arlington’s Form 8-A filed on March 18, 2015).
4.4*	Third Supplemental Indenture, dated as of December 14, 2023, by and among Arlington, Merger Sub, EFC, Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee, and The Bank of New York Mellon, as trustee.
4.5	Form of 6.750% Senior Notes due 2025 (incorporated by reference to Exhibit 4.3 to Arlington’s Current Report on Form 8-K filed on March 17, 2015).
4.6	Indenture governing the Senior Debt Securities by and between Arlington and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to Arlington’s Registration Statement on Form S-3 (File No. 333-235885) filed on January 10, 2020).
4.7	First Supplemental Indenture, dated as of July 15, 2021, by and between Arlington and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.5 to Arlington’s Registration Statement on Form 8-A filed on July 15, 2021).
4.8*	Second Supplemental Indenture, dated as of December 14, 2023, by and among Arlington, Merger Sub, EFC and The Bank of New York Mellon, as trustee.
4.9	Form of 6.000% Senior Notes due 2026 (incorporated by reference to Exhibit 4.6 to Arlington’s Registration Statement on Form S-3 (File No. 333-235885) filed on January 10, 2020).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EF MERGER SUB INC. (as successor by merger to Arlington Asset Investment Corp.)

Date: December 15, 2023
	By:	/s/ Laurence Penn
	Name:	Laurence Penn
	Title:	Chief Executive Officer and President